UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2005

SPESCOM SOFTWARE INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-15935 (Commission file number)	95-3634089 (I.R.S. Employer Identification Number)

10052 Mesa Ridge Court, Suite 100 San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code:    (858) 625-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 8, 2005, Carl H. Mostert resigned as Chief Executive Officer and Director of Spescom Software Inc. (the “Company”), effective as of August 16, 2005.  In accordance with the Company’s agreement with Mr. Mostert requiring 6 months’ notice of termination, the Company intends to continue to pay Mr. Mostert’s salary for a period of six months and to provide him with continued medical and life insurance benefits during that period.

On August 8, 2005, the Company appointed Keith Stentiford, age 54, as interim Chief Executive Officer effective as of August 16, 2005.  Mr. Stentiford joined the Company on January 3, 2005 as Vice President Business Development.  Mr. Stentiford joined Spescom after having worked at Siemens AG (“Siemens”) for over 25 years in various senior business development and sales management positions.  In the past five years prior to joining the Company, he served as Vice President in the Siemens Transportation and Systems Company, responsible for the Americas Turnkey Business Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 12, 2005

SPESCOM SOFTWARE INC.

By:	/s/ John W. Low
John W. Low Chief Financial Officer